UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 8, 2024
Date of Report (date of earliest event reported)

HILLS BANCORPORATION
(Exact name of registrant as specified in its charter)

Iowa	0-12668		42-1208067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

131 E. Main Street, PO Box 160	Hills	Iowa	52235
(Address of Principal Executive Offices)			(Zip Code)
(319) 679-2291
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2024, the Board of Directors of Hills Bancorporation (the “Company”), appointed Lisa Shileny as President and CEO of Hills Bancorporation and Hills Bank and Trust Company (“Hills Bank”), to be effective January 1, 2025. Ms. Shileny currently serves as President and Chief Operating Officer of Hills Bank. Mr. Dwight Seegmiller, President and CEO of the Company and CEO of Hills Bank, will transition to a management advisory role effective January 1, 2025, through his retirement in April of 2025, to assist in the transition of leadership of the Company. Mr. Seegmiller will remain a member of the Board of Directors of the Company and the Bank through the expiration of his current term in April of 2025.

Item 8.01. Other Events.

On October 9, 2024, the Company issued a press release announcing the appointment of Lisa Shileny as President and CEO of the Company and Hills Bank, to be effective January 1, 2025. A copy of the press release is furnished herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit
Number Exhibit Description

99 Registrant’s press release dated October 9, 2024

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: October 9, 2024

/s/ Dwight O. Seegmiller
Dwight O. Seegmiller,
Director and Chief Executive Officer